UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
(Date of Report/Date of earliest event reported): December 7, 2005
PHELPS DODGE CORPORATION
(Exact name of registrant as specified in its charter)

NEW YORK (State or other jurisdiction of incorporation)	001-00082 (Commission File Number)	13-1808503 (IRS Employer Identification No.)
One North Central Avenue
Phoenix, Arizona 85004-4414
(Address and zip code of principal executive offices)
(602) 366-8100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
SIGNATURES

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
     (d) On December 7, 2005, Phelps Dodge Corporation (“Phelps Dodge”) elected retired U.S. Marine Corps General Charles C. Krulak, 63, as a member of its board of directors (the “Board”). In his 35-year career in the Marine Corps he rose through several command and staff positions to become Commandant, the Marine Corps’ highest-ranking officer, and a member of the Joint Chiefs of Staff, from June 1995 through September 1999. After his retirement from the military, Mr. Krulak joined MBNA Corp., where he held various positions from 1999 to 2005; and most recently served as Executive Vice Chairman and Chief Administration Officer until his retirement earlier this year. Mr. Krulak currently serves as member of the board of directors of ConocoPhillips.
     Mr. Krulak has been named to the Board’s Audit Committee, Finance Committee and Committee on Directors and Corporate Governance.

     SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHELPS DODGE CORPORATION (Registrant)
By:	/s/ S. David Colton
	Name:	S. David Colton
	Title:	Senior Vice President and General Counsel

Date: December 13, 2005

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